UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 6, 2009.

BA CREDIT CARD TRUST* (Exact name of issuing entity as specified in its charter) (Issuing Entity of the Notes)	BA MASTER CREDIT CARD TRUST II (Exact name of issuing entity as specified in its charter) (Issuing Entity of the Collateral Certificate)

Commission File Number of depositor: 333-141948

BA CREDIT CARD FUNDING, LLC

(Exact name of depositor as specified in its charter)

FIA CARD SERVICES, NATIONAL ASSOCIATION

(Exact name of sponsor as specified in its charter)

Delaware	Delaware
(State or Other Jurisdiction of Incorporation)	(State or Other Jurisdiction of Incorporation)

c/o BA Credit Card Funding, LLC 214 North Tryon Street Suite #21-39, NC1-027-21-04 Charlotte, North Carolina 28255	c/o BA Credit Card Funding, LLC 214 North Tryon Street Suite #21-39, NC1-027-21-04 Charlotte, North Carolina 28255
(Address of Principal Executive Office)	(Address of Principal Executive Office)

(704) 683-4915	(704) 683-4915
(Telephone Number, including area code)	(Telephone Number, including area code)

333-141948-02	333-141948-01
(Commission File Numbers)	(Commission File Numbers)

01-0864848	01-0864848
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

N/A	N/A
(Former name or address, if changed since last report)	(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

_________________________

*  In accordance with relevant regulations of the Securities and Exchange Commission, the depositor files annual and other reports with the Commission on behalf of the BA Credit Card Trust and the BA Master Credit Card Trust II under the Central Index Key (CIK) number (0001128250) for the BA Credit Card Trust.

Section 8 – Other Events.

Item 8.01. Other Events.

Potential Addition of Enhancement and Election of Discount Option

As specifically permitted by the terms of the transaction documents, and in response to rating agency actions and the deteriorating performance of the portfolio of credit card receivables, BA Credit Card Funding, LLC ("Funding") plans on taking the following actions affecting outstanding BA Credit Card Trust ("BACCT") notes and BA Master Credit Card Trust II ("Master Trust II") investor certificates:

•

Additional Enhancement through Class D Interests. As specifically permitted under the terms of Section 13.01(a) of the Second Amended and Restated Pooling and Servicing Agreement for Master Trust II (the "PSA"), Funding expects to cause Master Trust II to issue a subordinate class called the Class D Interests that will provide credit enhancement to every outstanding BACCT note and Master Trust II investor certificate. This class will receive no interest payments and will absorb losses due to investor charge-offs prior to any other outstanding class of BACCT notes or Master Trust II investor certificates. Funding anticipates that the aggregate Class D Interests will equal 8.00% of the aggregate principal amount of the currently outstanding BACCT notes and Master Trust II investor certificates, with the same percentage supporting the BACCT notes as a whole and each individual series of Master Trust II investor certificates. Funding also anticipates that it will own all of the Class D Interests and that any amendments necessary to effectuate the issuance of the Class D Interests will be executed prior to April 1, 2009.

•

Discount Option Receivables. Upon completion of the requirements set forth in Section 2.08 of the PSA, on or about March 1, 2009, Funding expects to designate 6.00% of principal receivables arising in Master Trust II after that date as "Discount Option Receivables," and will apply collections on those Discount Option Receivables as finance charge collections thereafter. Applying collections of Discount Option Receivables as finance charge collections will have the effect of increasing yield. This designation of principal receivables will continue through September 30, 2009. Funding also may continue to designate new principal receivables as Discount Option Receivables after September 30, 2009 by making another designation pursuant to Section 2.08 of the PSA.

In each case, affirmation of the current ratings on outstanding BACCT and Master Trust II securities is required to effectuate these changes. Funding can not guarantee that such affirmations will be forthcoming, or that the timing or amount of the Class D Interests or the discounting of principal receivables will occur as indicated herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BA CREDIT CARD FUNDING, LLC

Acting solely in its capacity as

depositor of BA Master Credit Card Trust II and

BA Credit Card Trust

By:      /s/ Scott W. McCarthy

Name: Scott W. McCarthy
Title:  Senior Vice President

February 6, 2009